UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2013

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2013, Restoration Hardware, Inc. and Restoration Hardware Canada, Inc. entered into a Second Amendment (the “Amendment”) to Ninth Amended and Restated Credit Agreement, dated as of September 16, 2013, among Restoration Hardware, Inc., Restoration Hardware Canada, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, U.S. Bank National Association, Union Bank, N.A., Union Bank, Canada Branch, CIT Bank and RBS Citizens Business Capital. The Amendment modifies certain provisions of the Ninth Amended and Restated Credit Agreement, including increasing the existing permitted investment basket from $5 million to $20 million and increasing the existing cap on employee stock repurchases from $5 million to $10 million. A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Ninth Amended and Restated Credit Agreement dated as of September 16, 2013 among Restoration Hardware, Inc., Restoration Hardware Canada, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, U.S. Bank National Association, Union Bank, N.A., Union Bank, Canada Branch, CIT Bank and RBS Citizens Business Capital

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Ninth Amended and Restated Credit Agreement dated as of September 16, 2013 among Restoration Hardware, Inc., Restoration Hardware Canada, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, U.S. Bank National Association, Union Bank, N.A., Union Bank, Canada Branch, CIT Bank and RBS Citizens Business Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: September 20, 2013	By:	/s/ Edward Lee
Edward Lee
Vice President, Deputy General Counsel, and Assistant Secretary